CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statements File numbers 333-19905, 333-24863, and 333-29617.


                                                 ARTHUR ANDERSEN LLP


Hartford, Connecticut
August 29, 1997 (except with
  respect to the matters
  discussed in Note 16 of the
  Company's July 31, 1997
  financial statements, as to
  which the date is
  September 30, 1997)